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                                                                      EXHIBIT 99


                       MOODY'S CORPORATION TO ACQUIRE KMV

               ACQUISITION OF PIONEER IN QUANTITATIVE CREDIT TOOLS
              AFFORDS SUBSTANTIAL GROWTH OPPORTUNITIES FOR MOODY'S;
                     VASTLY EXTENDS KMV'S BUSINESS EXPANSION

          ACQUISITION COMPLEMENTS MOODY'S CORE CREDIT RATINGS BUSINESS

NEW YORK, NY -- FEBRUARY 11, 2002 -- Moody's Corporation (NYSE: MCO) today announced that it has reached a definitive agreement to acquire KMV, the leader in market-based, quantitative credit risk management tools, in an all cash transaction for $210 million. Moody's expects the transaction to close by the early part of the second quarter of 2002 and initially to be funded by cash on hand and its existing bank credit lines. The acquisition will expand the customer base and product offerings of Moody's current credit risk management services business, Moody's Risk Management Services (MRMS). It will provide KMV with access to Moody's extensive client base, deep product marketing capabilities, and other resources needed to expand its business, and will complement the capital markets credit rating business of Moody's Investors Service.

In 2002, KMV revenues are expected to be approximately $60 million with an approximate 10% pre-tax cash flow margin. On a full year 2002 pro forma basis, combined KMV and MRMS revenues would be about $100 million . Excluding one-time charges, the acquisition is expected to be modestly dilutive to Moody's earnings per share (EPS) in 2002 and 2003, reflecting increased investment spending to develop new products and address new markets, and should be accretive thereafter. Notwithstanding the dilutive impact of this transaction, Moody's remains comfortable with the earnings guidance it has given for 2002. Moody's management continues to expect double-digit growth in diluted EPS, with low teens growth in pro forma diluted EPS. The pro forma basis includes interest expense on the $300 million of private placement debt outstanding in both periods and excludes any interest income. The board of directors of Moody's has approved this transaction, which is also subject to approval by governmental authorities and other customary closing conditions.

"This is a powerful combination that creates exciting opportunities for growth," said John Rutherfurd, Jr., President and Chief Executive Officer of Moody's Corporation. "Moody's global reach and scale will help accelerate the growth of KMV's business, while KMV's market leadership will provide Moody's access to a wide array of new customers and innovative technological tools. This serves as an effective complement to our Moody's Investors Service ratings business, to which we remain strongly committed. Our long-established capital markets rating business provides stable indications of credit quality resulting from the qualitative and quantitative research and expert judgment of some 800 credit analysts worldwide.


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Moody's formed MRMS in 1995 to develop quantitative risk measurement tools. KMV, with its worldwide market position in credit analytic services, especially among major banks, is an ideal means of accelerating and expanding Moody's risk management business. Together, KMV and MRMS will offer an unparalleled set of quantitative credit risk assessment tools, including KMV's portfolio management tools and services, which allow banks, investment managers, and other institutions to assess the risk associated with their credit exposures at the portfolio level. Moody's expects the combined KMV and MRMS businesses to generate $200 million of revenue by 2005.

"The people of KMV are pioneers and innovators in the field of quantitative analytics and we are very pleased that they will become part of Moody's," noted Mr. Rutherfurd. Peter Crosbie, President and Chief Operating Officer of KMV, will be appointed President and Chief Executive Officer of the combined MRMS and KMV business. Mr. Crosbie will report directly to Mr. Rutherfurd. The founders of KMV, Stephen Kealhofer, John Andrew "Mac" McQuown, and Dr. Oldrich Alfons Vasicek will continue working at KMV/MRMS.

"There is no better company with which we could team up than Moody's," said Mr. Crosbie. "With its tremendous strength in the ratings business, global reach, and worldwide marketing infrastructure, Moody's will accelerate KMV's business expansion significantly."

Moody's Corporation was advised on this transaction by Goldman, Sachs & Co. KMV was advised by Lazard Freres & Co. LLC.


MOODY'S WILL HOST INVESTOR TELECONFERENCE CALL

Moody's Corporation will host a teleconference on Monday, February 11, 2002 at 2:00 PM (Eastern Time) to discuss this acquisition. Individuals within the United States and Canada can access the call by dialing (800) 374-1787. Other callers should dial (706) 643-0887. Please dial in to the call by 1:50 PM (Eastern Time). The Conference Name for the call is "Moody's Corporation" and the Leader's Name is "John Rutherfurd." A replay of the teleconference will be available until Midnight (Eastern Time), February 18, 2002. The replay can be accessed from within the United States and Canada by dialing (800) 642-1687. Other callers can access the replay at (706) 645-9291. The replay Conference ID is 3237435. The call will also be Webcast and can be accessed on Moody's Shareholders Relations site, ir.moodys.com. For further information on this conference call, please contact Rachel Berkowitz at (212) 553-3638.

ABOUT MOODY'S CORPORATION

Moody's Corporation is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets. The firm provides credit ratings and analysis on over $30


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trillion of debt covering 85,000 corporate and government securities, 68,000 public finance obligations, 4,200 corporate relationships, and more than 100 sovereign nations. The corporation had reported revenue of $797 million in 2001. Further information is available at www.moodys.com.

ABOUT KMV

KMV, headquartered in San Francisco, is a credit risk management technology firm. KMV's technology is utilized by the world's largest financial institutions as well as banks, insurance companies, and institutional money managers. In addition to its San Francisco headquarters, KMV has offices in London, Tokyo and northern New Jersey. More information may be obtained by visiting the company's website at www.kmv.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Certain of the statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's and KMV's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of February 11, 2002, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to nationally recognized statistical rating organizations; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the uncertainty regarding market acceptance and revenue generating opportunities for web-based research products; the failure of the KMV transaction to be consummated; the ability of the Company to successfully integrate the KMV and MRMS businesses; possible failure of closing conditions, including regulatory approvals, for the KMV transaction; and other factors as discussed in The New D&B Corporation Form 10 (Amendment No. 2) filed on September 11, 2000 with the Securities and Exchange Commission and in other filings made by the Company from time to time with the Securities and Exchange Commission.